Exhibit  23.2
CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

We consent to the incorporation by reference into Registration Statements, File Nos. 333-38722, 333-39822 and 333-42356 of Green Mountain Power Corporation on Form S-8 of our report dated June 25, 2004 appearing in this Annual Report on Form 11-K/A of the Green Mountain Power Corporation Employee Savings and
Investment  Plan  and  Trust  for  the  year  ended  December  31,  2003.


/s/Deloitte  &  Touche  LLP
DELOITTE  &  TOUCHE  LLP
Boston,  Massachusetts
June  25,  2004